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                                       BY-LAWS

                                          OF

                              AMWAY MUTUAL FUND TRUST

                             a Delaware Business Trust

                            Principal Place of Business:

                              7575 Fulton Street East

                                Ada, Michigan 49355

                                Agent for Service of
                                Process in Delaware:

                             Corporation Trust Company
                              Corporation Trust Center
                                 1209 Orange Street
                             Wilmington, Delaware 19801


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                                       BY-LAWS

                                          OF

                              AMWAY  MUTUAL  FUND  TRUST

                              A Delaware Business Trust


                                  TABLE OF CONTENTS

INTRODUCTION     . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
     A. Agreement and Declaration of Trust . . . . . . . . . . . . . . . .    1
     B. Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE I   OFFICES. . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
     Section 1.  Principal Office. . . . . . . . . . . . . . . . . . . . .    1
     Section 2.  Delaware Office . . . . . . . . . . . . . . . . . . . . .    1
     Section 3.  Other Offices . . . . . . . . . . . . . . . . . . . . . .    1

ARTICLE II   MEETINGS OF SHAREHOLDERS. . . . . . . . . . . . . . . . . . .    2
     Section 1.  Place of Meetings . . . . . . . . . . . . . . . . . . . .    2
     Section 2.  Call of Meetings. . . . . . . . . . . . . . . . . . . . .    2
     Section 3.  Notice of Meetings of Shareholders. . . . . . . . . . . .    2
     Section 4.  Manner of Giving Notice: Affidavit of Notice. . . . . . .    2
     Section 5.  Adjourned Meeting: Notice . . . . . . . . . . . . . . . .    3
     Section 6.  Voting. . . . . . . . . . . . . . . . . . . . . . . . . .    3
     Section 7.  Waiver of Notice; Consent of Absent Shareholder . . . . .    3
     Section 8.  Shareholder Action by Written Consent Without a
                Meeting. . . . . . . . . . . . . . . . . . . . . . . . . .    3
     Section 9.  Record Date for Shareholder Notice; Voting and Giving
                Consents . . . . . . . . . . . . . . . . . . . . . . . . .    4
     Section 10. Proxies . . . . . . . . . . . . . . . . . . . . . . . . .    5
     Section 11. Inspectors of Election. . . . . . . . . . . . . . . . . .    5

ARTICLE III    TRUSTEES. . . . . . . . . . . . . . . . . . . . . . . . . .    6
     Section 1.  Powers. . . . . . . . . . . . . . . . . . . . . . . . . .    6
     Section 2.  Number of Trustees. . . . . . . . . . . . . . . . . . . .    6
     Section 3.  Vacancies . . . . . . . . . . . . . . . . . . . . . . . .    6
     Section 4.  Chair . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     Section 5.  Place of Meetings and Meetings by Telephone . . . . . . .    7
     Section 6.  Regular Meetings. . . . . . . . . . . . . . . . . . . . .    7
     Section 7.  Special Meetings. . . . . . . . . . . . . . . . . . . . .    7
     Section 8.  Quorum. . . . . . . . . . . . . . . . . . . . . . . . . .    7
     Section 9.  Waiver of Notice. . . . . . . . . . . . . . . . . . . . .    8


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     Section 10. Adjournment . . . . . . . . . . . . . . . . . . . . . . .    8
     Section 11. Notice of Adjournment . . . . . . . . . . . . . . . . . .    8
     Section 12. Action Without a Meeting. . . . . . . . . . . . . . . . .    8
     Section 13. Fees and Compensation of Trustees . . . . . . . . . . . .    8
     Section 14. Delegation of Power to Other Trustees . . . . . . . . . .    8

ARTICLE IV    COMMITTEES . . . . . . . . . . . . . . . . . . . . . . . . .    9
     Section 1.  Committees of Trustees. . . . . . . . . . . . . . . . . .    9
     Section 2.  Meetings and Action of Committees . . . . . . . . . . . .    9

ARTICLE V     OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     Section 1.  Officers. . . . . . . . . . . . . . . . . . . . . . . . .   10
     Section 2.  Election of Officers. . . . . . . . . . . . . . . . . . .   10
     Section 3.  Subordinate Officers. . . . . . . . . . . . . . . . . . .   10
     Section 4.  Removal and Resignation of Officers . . . . . . . . . . .   10
     Section 5.  Vacancies in Offices. . . . . . . . . . . . . . . . . . .   10
     Section 6.  President . . . . . . . . . . . . . . . . . . . . . . . .   10
     Section 7.  Vice Presidents . . . . . . . . . . . . . . . . . . . . .   11
     Section 8.  Secretary . . . . . . . . . . . . . . . . . . . . . . . .   11
     Section 9.  Treasurer . . . . . . . . . . . . . . . . . . . . . . . .   11

ARTICLE VI    INSPECTION OF RECORDS AND REPORTS. . . . . . . . . . . . . .   12
     Section 1.  Inspection by Shareholders. . . . . . . . . . . . . . . .   12
     Section 2.  Inspection by Trustees. . . . . . . . . . . . . . . . . .   12

ARTICLE VII   GENERAL MATTERS. . . . . . . . . . . . . . . . . . . . . . .   12
     Section 1.  Checks, Drafts, Evidences of Indebtedness . . . . . . . .   12
     Section 2.  Contracts and Instruments: How Executed . . . . . . . . .   12
     Section 3.  Fiscal Year . . . . . . . . . . . . . . . . . . . . . . .   12
     Section 4.  Seal. . . . . . . . . . . . . . . . . . . . . . . . . . .   13

ARTICLE VIII    AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . .   13
     Section 1.  Amendment . . . . . . . . . . . . . . . . . . . . . . . .   13


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                                      BY-LAWS

                                         OF

                             AMWAY  MUTUAL  FUND  TRUST

                             a Delaware Business Trust



                                    INTRODUCTION

     A. Agreement and Declaration of Trust. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of Amway Mutual Fund Trust, a Delaware business trust (the "Trust"). In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall control.

     B. Definitions. Capitalized terms used herein and not herein defined are used as defined in the Declaration of Trust.

                                ARTICLE I    OFFICES

     Section 1. Principal Office. The Trustees shall fix and, from time to time, may change the location of the principal executive office of the Trust at any place within or outside the State of Delaware.

     Section 2. Delaware Office. The Trustee shall establish a registered office in the State of Delaware and shall appoint as the Trust's registered agent for service of process in the State of Delaware an individual who is a resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

     Section 3. Other Offices. The Trustees may at any time establish branch or subordinate offices at any place or places within or outside the State of Delaware where the Trust intends to do business.


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                       ARTICLE II    MEETINGS OF SHAREHOLDERS

     Section 1. Place of Meetings. Meetings of Shareholders shall be held at any place designated by the Trustees. In the absence of any such designation, Shareholders' meetings shall be held at the principal executive office of the Trust.

     Section 2. Call of Meetings. There shall be no annual Shareholders' meetings. Special meetings of the Shareholders may be called at any time by the Trustees, the President or any other officer designated for the purpose by the Trustees, for the purpose of seeking action upon any matter requiring the vote or authority of the Shareholders as herein provided or provided in the Declaration of Trust or upon any other matter as to which such vote or authority is deemed by the Trustees or the President to be necessary or desirable. To the extent required by the Investment Company Act of 1940, as amended ("1940 Act"), meetings of the Shareholders for the purpose of voting on the removal of any Trustee shall be called promptly by the Trustees.

     Section 3. Notice of Meetings of Shareholders. All notices of meetings of Shareholders shall be sent or otherwise given to Shareholders in accordance with
Section 4 of this Article II not less than ten (10) nor more than ninety (90) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted.

     Section 4. Manner of Giving Notice: Affidavit of Notice. Notice of any meeting of Shareholders shall be (i) given either by hand delivery, first-class mail, telegraphic or other written communication, charges prepaid, and (ii) addressed to the Shareholder at the address of that Shareholder appearing on the books of the Trust or its transfer agent or given by the Shareholders to the Trust for the purpose of notice. If no such address appears on the Trust's books or is not given to the Trust, notice shall be deemed to have been given if sent to that shareholder by first class mail or telegraphic or other written communication to the Trust's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication or, where notice is given by publication, on the date of publication.

     An Affidavit of the mailing or other means of giving any notice of any meeting of Shareholders shall be filed and maintained in the minute book of the Trust.


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     Section 5.  Adjourned Meeting; Notice.  Any meetings of Shareholders, whether or not a quorum is present, may be adjourned from time to time by: (a) the vote of the majority of the Shares represented at that meeting, either in person or by proxy; or (b) in his or her discretion by the chair of the meeting.

     When any meeting of Shareholders is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed. Notice of any such adjourned meeting shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article II. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     Section 6. Voting. The Shareholders entitled to vote at any meeting of Shareholders shall be determined in accordance with the provisions of the Declaration of Trust, as in effect at such time. The Shareholders' vote may be by voice vote or by ballot, provided, however, that any election for Trustees must be by ballot if demanded by any Shareholder before the voting has begun.

     Section 7. Waiver of Notice; Consent of Absent Shareholders. The transaction of business and any actions taken at a meeting of Shareholders, however called and noticed and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice provided a quorum is present either in person or by proxy at the meeting of Shareholders and if either before or after the meeting, each Shareholder entitled to vote who was not present in person or by proxy at the meeting of the Shareholders signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of Shareholders.

     Attendance by a Shareholder at a meeting of Shareholders shall constitute a waiver of notice of that meeting, except if the Shareholder objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting of Shareholders is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting of Shareholders if that objection is expressly made at the beginning at the meeting.

     Section 8. Shareholder Action by Written Consent With a Meeting. Except as provided in the Declaration of Trust, any action that may be taken at any meeting of Shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action to be taken is signed by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Shares entitled to vote on that action were present and voted, provided,


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however, that the Shareholders receive any necessary Information Statement or other necessary documentation in conformity with the requirements of the Securities Exchange Act of 1934 or the rules or regulations thereunder. All such consents shall be filed with the Secretary of the Trust and shall be maintained in the Trust's records. Any Shareholder giving a written consent or the Shareholder's proxy holders or a transferee of the Shares or a personal representative of the Shareholder or their respective proxy holders may revoke the Shareholder's written consent by a writing received by the Secretary of the Trust before written consents of the number of Shares required to authorize the proposed action have been filed with the Secretary.

     If the consents of all Shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such Shareholders shall not have been received, the Secretary shall give prompt notice of the action approved by the Shareholders without a meeting. This notice shall be given in the manner specified in Section 4 of this Article II.

     Section 9.  Record Date for Shareholder Notice; Voting and Giving Consents.

     (a) For purposes of determining the Shareholders entitled to vote or act at any meeting or adjournment thereof, the Trustees may fix in advance a record date which shall not be more than ninety (90) days nor less than ten (10) days before the date of any such meeting. Without fixing a record date for a meeting, the Trustees may for voting and notice purposes close the register or transfer books for one or more Series (or Classes) for all or any part of the period between the earliest date on which a record date for such meeting could be set in accordance herewith and the date of such meeting.

     If the Trustees do not so fix a record date or close the register or transfer books of the affected Series or Classes, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be the close of business on the business day next preceding the day on which notice is given or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

     (b) The record date for determining Shareholders entitled to give consent to action in writing without a meeting, (a) when no prior action of the Trustees has been taken, shall be the day on which the first written consent is given, or
(b) when prior action of the Trustees has been taken, shall be (i) such date as determined for that purpose by the Trustees, which record date shall not precede the date upon which the resolution fixing it is adopted by the Trustees and shall not be more than twenty (20) days after the date of such resolution, or
(ii) if no record date is fixed by the Trustees, the record date shall be the close of business on the day on which the Trustees adopt the resolution relating to that


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action.  Nothing in this Section shall be constituted as precluding the Trustees from setting different record dates for different Series or Classes. Only Shareholders of record on the record date as herein determined shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, notwithstanding any transfer of Shares on the books of the Trust after such record date.

     Section 10. Proxies. Subject to the provisions of the Declaration of Trust, every Person entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by proxy, provided that either (i) an instrument authorizing such a proxy to act is executed by the Shareholder in writing and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period or (ii) the Trustees adopt an electronic, telephonic, computerized or other alternative to the execution of a written instrument authorizing the proxy to act, and such authorization is received not more than eleven (11) months before the meeting.
A proxy shall be deemed executed by a Shareholder if the Shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder's attorney-in-fact. A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the Person executing it before the vote pursuant to that proxy is taken, (a) by a writing delivered to the Trust stating that the proxy is revoked, or (b) by a subsequent proxy executed by such Person, or (c) attendance at the meeting and voting in person by the Person executing that proxy, or (d) revocation by such Person using any electronic, telephonic, computerized or other alternative means authorized by the Trustee for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted. A proxy with respect to Shares held in the name of two or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of the two or more Persons. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

     Section 11. Inspectors of Election. Before any meeting of Shareholders, the Trustees may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournments. If no inspectors of election are so appointed, the Chairman of the meeting may appoint inspectors of election at the meeting. The number of inspectors shall be two (2). If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may appoint a person to fill the vacancy.


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These inspectors shall:

     (a) Determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

     (b)  Receive votes, ballots or consents;

     (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

     (d)  Count and tabulate all votes or consents;

     (e)  Determine when the polls shall close;

     (f)  Determine the result; and

     (g) Do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.


                              ARTICLE III    TRUSTEES

     Section 1. Powers. Subject to the applicable provisions of the 1940 Act, the Declaration of Trust and these By-Laws relating to action required to be approved by the Shareholders, the business and affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the Trustees.

     Section 2. Number of Trustees. The exact number of Trustees within the limits specified in the Declaration of Trust shall be fixed from time to time by a resolution of the Trustees.

     Section 3. Vacancies. Vacancies in the authorized number of Trustees may be filled as provided in the Declaration of Trust.

     Section 4. Chair. The Trustees shall have the power to appoint from among the members of the Board of Trustees a Chair. Such appointment shall be by majority vote of the Trustees. Such Chair shall serve until his or her successor is appointed or until his or her earlier death, resignation or removal. The Chair shall preside at meetings of the Trustees and shall, subject to the control of the Trustees, perform such other powers and duties as may be from time to time assigned to him or her by the Trustees or prescribed by the Declaration of Trust or these By-Laws, consistent with his or her position. The Chair need not be a Shareholder.


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     Section 5.  Place of Meetings and Meetings by Telephone.  All meetings of the Trustees may be held at any place that has been selected from time to time by the Trustees. In the absence of such an election, regular meetings shall be held at the principal executive office of the Trust. Subject to any applicable requirements of the 1940 Act, any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another and all such Trustees shall be deemed to be present in person at the meeting.

     Section 6. Regular Meetings. Regular meetings of the Trustees shall be held without call at such time as shall from time to time be fixed by the Trustees. Such meetings may be held without notice.

     Section 7. Special Meetings. Special meeting of the Trustees for any purpose or purposes may be called at any time by the Chair, the President or the Secretary or any two (2) Trustees.

     Notice of the time and place of special meetings shall be delivered personally or by telephone to each Trustee or sent by first-class mail, by telegram or telecopy (or similar electronic means) or, by nationally recognized overnight courier, charges prepaid, addressed to each Trustee at the Trustee's address as it is shown on the records of the Trust. If the notice is mailed, it shall be deposited in the United States mail at least seven (7) calendar days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by telegram, telecopy (or similar electronic means), or overnight courier, it shall be given at least forty eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone must be communicated only to the Trustee. The notice need not specify the purpose of the meeting or the place of the meeting, if the meeting is to be held at the principal executive office of the Trust. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by such Trustee before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Trustee.

     Section 8. Quorum. Twenty-five percent (25%) of the Trustees shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 10 of this Article III. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Trustees, subject to the provisions of the Declaration of Trust. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

     Section 9. Waiver of Notice. Notice of any meeting need not be given to any Trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Trustee who attends the meeting without protesting, prior to or at its commencement, the lack of notice to that Trustee.

     Section 10. Adjournment. A majority of the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

     Section 11. Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given.

     Section 12. Action Without a Meeting. Unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person, any action to be taken by the Trustees at a meeting may be taken without such meeting by the written consent of a majority of the Trustees then in office. Any such written consent may be executed and given by telecopy or similar electronic means. Such written consents shall be filed with the minutes of the proceedings of the Trustees. If any action is so taken by the Trustees by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

     Section 13. Fees and Compensation of Trustees. Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Trustees. This Section 13 of Article III shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

     Section 14. Delegation of Power to Other Trustees. Any Trustee may, by power of attorney, delegate his or her power for a period not exceeding one (1) month at any one time to any other Trustee. Except where applicable law may require a Trustee to be present in person, a Trustee represented by another Trustee, pursuant to such power of attorney, shall be deemed to be present for purpose of establishing a quorum and satisfying the required majority vote.

                              ARTICLE IV    COMMITTEES

     Section 1. Committees of Trustees. The Trustees may by resolution designate one or more committees, each consisting of two (2) or more Trustees, to serve at the pleasure of the Trustees. The Trustees may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee. Any committee, to the extent provided for by resolution of the Trustees, shall have the authority of the Trustees, except with respect to:

     (a) the approval of any action which under applicable law requires approval by a majority of the Trustees or certain Trustees;

     (b)  the filling of vacancies of Trustees;

     (c) the fixing of compensation of the Trustees for services generally or as a member of any committee;

     (d) the amendment or termination of the Declaration of Trust or any Series or Class or the amendment of the By-Laws or the adoption of new By-Laws;

     (e) the amendment or repeal of any resolution of the Trustees which by its express terms is not so amendable or repealable;

     (f) a distribution to the Shareholders of the Trust, except at a rate or in a periodic amount or within a designated range determined by the Trustees; or

     (g) the appointment of any other committees of the Trustees or the members of such new committees.

     Section 2. Meetings and Action of Committees. Meetings and action of committees shall be governed by, held and taken in accordance with the provisions of Article III of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Trustees generally, except that the time of regular meetings of committees may be determined either by resolution of the Trustees or by resolution of the committee. Special meetings of committees may also be called by resolution of the Trustees. Alternate members shall be given notice of meetings of committees and shall have the right to attend all meetings of committees. The Trustees may adopt rules for the governance of any committee not inconsistent with the provisions of these By-Laws.


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                               ARTICLE V    OFFICERS

     Section 1. Officers. The officers of the Trust shall be a President, a Secretary, and a Treasurer. The Trust may also have, at the discretion of the Trustees, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person. Any officer may be, but need not be, a Trustee or Shareholder.

     Section 2. Election of Officers. The officers of the Trust, except such officers as may be appointed in accordance with the provisions of Section 3 or
Section 5 of this Article V, shall be chosen by the Trustees, and each shall serve at the pleasure of the Trustees, subject to the rights, if any, of an officer under any contract of employment.

     Section 3. Subordinate Officers. The Trustees may appoint and may empower the President to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Trustees may from time to time determine.

     Section 4. Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract or employment, any officer may be removed, either with or without cause, by the Trustees at any regular or special meeting of the Trustees or by such officer upon whom such power of removal may be conferred by the Trustees.

     Any officer may resign at any time by giving written notice to the Trust. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

     Section 5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to the office. The President may make temporary appointments to a vacant office pending action by the Trustees.

     Section 6. President. The President shall be the chief operating and chief executive officer of the Trust and shall, subject to the control of the Trustees, have general supervision, direction and control of the business and the officers of the Trust. He or she or his or her designee, shall preside at all meetings of the Shareholders. He or she shall have the general powers and duties of a president of a corporation and shall have such other powers and duties as may be prescribed by the Trustees, the Declaration of Trust or these By-Laws.

     Section 7. Vice Presidents. In the absence or disability of the President, any Vice President, unless there is an Executive Vice President, shall perform all the duties of the President and when so acting shall have all powers of and be subject to all the restrictions upon the President. The Executive Vice President or Vice Presidents, whichever the case may be, shall have such other powers and shall perform such other duties as from time to time may be prescribed for them respectively by the Trustees or the President or by these By-Laws.

     Section 8. Secretary. The Secretary shall keep or cause to be kept at the principal executive office of the Trust, or such other place as the Trustees may direct, a book of minutes of all meetings and actions of Trustees, committees of Trustees and Shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Trustees' meetings or committee meetings, the number of Shares present or represented at meetings of Shareholders and the proceedings of the meetings.

     The Secretary shall keep or cause to be kept at the principal executive office of the Trust or at the office of the Trust's transfer agent or registrar, a share register or a duplicate share register showing the names of all Shareholders and their addresses, the number and classes of Shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give or cause to be given notice of all meetings of the Shareholders and of the Trustees (or committees thereof) required to be given by these By-Laws or by applicable law and shall have such other powers and perform such other duties as may be prescribed by the Trustees or by these By-Laws.

     Section 9. Treasurer. The Treasurer shall be the chief financial officer and chief accounting officer of the Trust and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust and each Series or Class thereof, including accounts of the assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings of all Series or Classes thereof. The books of account shall at all reasonable times be open to inspection by any Trustee.

     The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositories as may be designated by the Board of Trustees. He or she shall disburse the funds of the Trust as may be ordered by the Trustees, shall render to the President and Trustees, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Trustees or these By-Laws.

                  ARTICLE VI    INSPECTION OF RECORDS AND REPORTS

     Section 1. Inspection by Shareholders. The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

     Section 2. Inspection by Trustees. Every Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

                           ARTICLE VII    GENERAL MATTERS

     Section 1. Checks, Drafts, Evidences of Indebtedness. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time in accordance with the resolution of the Board of Trustees.

     Section 2. Contracts and Instruments: How Executed. The Trustees, except as otherwise provided in these By-Laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Trustees or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     Section 3. Fiscal Year. The fiscal year of each series of the Trust shall be fixed and refixed or changed from time to time by the Trustees.

     Section 4. Seal. The Seal of the Trust shall consist of a flat-faced dye with the name of the Trust cut or engraved thereon. However, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                             ARTICLE VIII    AMENDMENTS

     Section 1. Amendment. Except as otherwise provided by applicable law or by the Declaration of Trust, these By-Laws may be restated, amended, supplemented or repealed by a majority vote of the Trustees.

                         AGREEMENT AND DECLARATION OF TRUST

                                         of

                                 AMWAY MUTUAL FUND

                             a Delaware Business Trust

                            Principal Place of Business:

                              7575 Fulton Street East

                                Ada, Michigan 49355

                                Agent for Service of
                                Process in Delaware:

                             Corporation Trust Company
                              Corporation Trust Center
                                 1209 Orange Street
                             Wilmington, Delaware 19801

                         AGREEMENT AND DECLARATION OF TRUST

                              AMWAY MUTUAL FUND TRUST

                                 TABLE OF CONTENTS

ARTICLE 1       Name and Definitions . . . . . . . . . . . . . . . . . . .    1

     Section 1  Name . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
     Section 2  Definitions. . . . . . . . . . . . . . . . . . . . . . . .    1
                (a)  Adviser(s). . . . . . . . . . . . . . . . . . . . . .    1
                (b)  By-Laws . . . . . . . . . . . . . . . . . . . . . . .    1
                (c)  Certificate of Trust. . . . . . . . . . . . . . . . .    1
                (d)  Class . . . . . . . . . . . . . . . . . . . . . . . .    1
                (e)  Commission. . . . . . . . . . . . . . . . . . . . . .    1
                (f)  Declaration of Trust. . . . . . . . . . . . . . . . .    1
                (g)  Delaware Act. . . . . . . . . . . . . . . . . . . . .    2
                (h)  Interested Person . . . . . . . . . . . . . . . . . .    2
                (i)  1940 Act. . . . . . . . . . . . . . . . . . . . . . .    2
                (j)  Person. . . . . . . . . . . . . . . . . . . . . . . .    2
                (k)  Principal Underwriter . . . . . . . . . . . . . . . .    2
                (l)  Series. . . . . . . . . . . . . . . . . . . . . . . .    2
                (m)  Shareholders. . . . . . . . . . . . . . . . . . . . .    2
                (n)  Shares. . . . . . . . . . . . . . . . . . . . . . . .    2
                (o)  Trust . . . . . . . . . . . . . . . . . . . . . . . .    2
                (p)  Trust Property. . . . . . . . . . . . . . . . . . . .    2
                (q)  Trustees. . . . . . . . . . . . . . . . . . . . . . .    2

ARTICLE II      Purpose of Trust . . . . . . . . . . . . . . . . . . . . .    2

ARTICLE III     Shares . . . . . . . . . . . . . . . . . . . . . . . . . .    3

     Section 1  Division of Beneficial Interest. . . . . . . . . . . . . .    3
     Section 2  Ownership of Shares. . . . . . . . . . . . . . . . . . . .    4
     Section 3  Transfer of Shares . . . . . . . . . . . . . . . . . . . .    4
     Section 4  Investments in the Trust.. . . . . . . . . . . . . . . . .    4
     Section 5  Status of Shares and Limitation of Personal Liability. . .    4
     Section 6  Establishment, Designation, Abolition or Termination,
                etc. of Series or Class. . . . . . . . . . . . . . . . . .    5
                (a)  Assets held with Respect to a Particular Series . . .    5
                (b)  Liabilities Held with Respect to a Particular Series.    6
                (c)  Dividends, Distributions, Redemptions and
                Repurchases. . . . . . . . . . . . . . . . . . . . . . . .    6
                (d)  Equality. . . . . . . . . . . . . . . . . . . . . . .    6
                (e)  Fractions . . . . . . . . . . . . . . . . . . . . . .    7

                (f)  Exchange Privilege. . . . . . . . . . . . . . . . . .    7
                (g)  Combination of Series . . . . . . . . . . . . . . . .    7


ARTICLE IV      Trustees . . . . . . . . . . . . . . . . . . . . . . . . .    7

     Section 1  Number, Election and Tenure. . . . . . . . . . . . . . . .    7
     Section 2  Effect of Death, Resignation, etc. of a Trustee. . . . . .    8
     Section 3  Powers . . . . . . . . . . . . . . . . . . . . . . . . . .    8
     Section 4  Payment of Expenses by the Trust . . . . . . . . . . . . .   10
     Section 5  Payment of Expenses by Shareholders. . . . . . . . . . . .   12
     Section 6  Ownership of Assets of the Trust . . . . . . . . . . . . .   12
     Section 7  Services Contracts . . . . . . . . . . . . . . . . . . . .   12
     Section 8  Trustees and Officers as Shareholders. . . . . . . . . . .   13
     Section 9  Compensation . . . . . . . . . . . . . . . . . . . . . . .   13

ARTICLE V       Shareholders' Voting Powers and Meetings . . . . . . . . .   14

     Section 1  Voting Powers, Meetings, Notice and Record Dates . . . . .   14
     Section 2  Quorum and Required Vote . . . . . . . . . . . . . . . . .   14
     Section 3  Record Dates . . . . . . . . . . . . . . . . . . . . . . .   14
     Section 4  Additional Provisions. . . . . . . . . . . . . . . . . . .   15

ARTICLE VI      Net Asset Value, Distributions and Redemptions . . . . . .   15

     Section 1  Determination of Net Asset Value, Net Income and
                Distributions. . . . . . . . . . . . . . . . . . . . . . .   15
     Section 2  Redemptions and Repurchases. . . . . . . . . . . . . . . .   15

ARTICLE VII     Limitation of Liability; Indemnification . . . . . . . . .   16

     Section 1  Trustees, Shareholders, etc. Not Personally Liable;
                Notice . . . . . . . . . . . . . . . . . . . . . . . . . .   16
     Section 2  Trustees' Good Faith Action; Expert Advice; No
                Bond or Surety . . . . . . . . . . . . . . . . . . . . . .   17
     Section 3  Indemnification of Shareholders. . . . . . . . . . . . . .   17
     Section 4  Indemnification of Trustees, Officers, etc.. . . . . . . .   18
     Section 5  Compromise Payment . . . . . . . . . . . . . . . . . . . .   19
     Section 6  Indemnification Not Exclusive, etc.. . . . . . . . . . . .   19
     Section 7  Liability of Third Persons Dealing with Trustees . . . . .   19
     Section 8  Insurance. . . . . . . . . . . . . . . . . . . . . . . . .   19

ARTICLE VIII         Miscellaneous . . . . . . . . . . . . . . . . . . . .   19

     Section 1  Termination of the Trust or Any Series or Class. . . . . .   19
     Section 2  Reorganization . . . . . . . . . . . . . . . . . . . . . .   20
     Section 3  Amendments . . . . . . . . . . . . . . . . . . . . . . . .   21
     Section 4  Filing of Copies; References; Headings . . . . . . . . . .   21
     Section 5  Applicable Law . . . . . . . . . . . . . . . . . . . . . .   22
     Section 6  Provisions in Conflict with Law or Regulations . . . . . .   22
     Section 7  Business Trust Only. . . . . . . . . . . . . . . . . . . .   23

                          AGREEMENT AND DECLARATION OF TRUST

                              AMWAY MUTUAL FUND TRUST

     THIS AGREEMENT AND DECLARATION OF TRUST is made and entered into as of the date set forth below by the Trustees named hereunder for the purpose of forming a Delaware business trust in accordance with the provisions hereinafter set forth.

     NOW, THEREFORE, the Trustees hereby direct that the Certificate of Trust be filed with the Office of the Secretary of State of the State of Delaware and do hereby declare that the Trustees will hold IN TRUST all cash, securities, and other assets which the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions for the benefit of the holders of Shares of this Trust.

                                     ARTICLE I
Name and Definitions

     Section 1. Name. This Trust shall be known as Amway Mutual Fund Trust and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

     Section 2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

     (a) "Adviser(s)" means a party or parties furnishing services to the Trust pursuant to any investment advisory or investment management contract described in Article IV, Section 6(a) hereof;

     (b) "By-Laws" shall mean the By-Laws of the Trust as amended from time to time, which By-Laws are expressly herein incorporated by reference as part of the "governing instrument" within the meaning of the Delaware Act;

     (c) "Certificate of Trust" means the certificate of trust, as amended or restated from time to time, filed by the Trustees in the Office of the Secretary of State of the State of Delaware in accordance with the Delaware Act;

     (d) "Class" means a class of Shares of a Series of the Trust established in accordance with the provisions of Article III hereof;

     (e) "Commission" shall have the meaning given such term in the 1940 Act;

     (f) "Declaration of Trust" means this Agreement and Declaration of Trust, as amended or restated from time to time;

     (g) "Delaware Act" means the Delaware Business Trust Act, 12 Del. C. ss.ss. 3801 et seq., as amended from time to time;

     (h) "Interested Person" shall have the meaning given it in Section 2(a)(19) of the 1940 Act;

     (i) "1940 Act" means the Investment Company Act of 1940 and the rules and regulations thereunder, all as amended from time to time;

     (j) "Person" means and includes individuals, corporations, partnerships, trusts, associations, joint ventures, estates, and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

     (k) "Principal Underwriter" shall have the meaning given such term in the 1940 Act;

     (l) "Series" means each Series of Shares established and designated under or in accordance with the provisions of Article III hereof; and where the context requires or where appropriate, shall be deemed to include "Class" or "Classes";

     (m)  "Shareholder" means a record owner of outstanding shares;

     (n) "Shares" means the units of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares;

    (o) "Trust" means the Delaware Business Trust established under the Delaware Act by this Declaration of Trust and the filing of the Certificate of Trust in the Office of the Secretary of State of the State of Delaware;

     (p) "Trust Property" means any and all property, real or personal, tangible or intangible, which is from time to time owned or held by or for the account of the Trust; and

     (q) "Trustees" means the Person or Persons who have signed this Declaration of Trust and all other Persons who may from time to time be duly elected or appointed to serve as Trustees in accordance with the provisions hereof, in each case so long as such Person shall continue in office in accordance with the terms of this Declaration of Trust, and reference herein to a Trustee or the Trustees shall refer to such Person or Persons in his or her or their capacity as Trustees hereunder.

                                     ARTICLE II

                                  Purpose of Trust

     The purpose of the Trust is to conduct, operate and carry on the business of an investment company registered under the 1940 Act through one or more Series and to carry on such other business as the Trustees may from time to time determine. The Trustees shall not be limited by any law limiting the investments which may be made by fiduciaries.

                                    ARTICLE III

                                       Shares

     Section 1. Division of Beneficial Interest. The beneficial interest in the Trust shall be divided into one or more Series. The Trustees may divide each Series into Classes. Subject to the further provisions of this Article III and any applicable requirements of the 1940 Act, the Trustees shall have full power and authority, in their sole discretion, and without obtaining any authorization or vote of the Shareholders of any Series or Class thereof, (i) to divide the beneficial interest in each Series or Class thereof into Shares, with or without par value as the Trustees shall determine, (ii) to issue Shares without limitation as to number (including fractional Shares) to such Persons and for such amount and type of consideration, including cash or securities, subject to any restriction set forth in the By-Laws, at such time or times and on such terms as the Trustees may deem appropriate, (iii) to establish and designate and to change in any manner any Series or Class thereof and to fix such preferences, voting powers, rights, duties and privileges and business purpose of each Series or Class thereof as the Trustees may from time to time determine, which preferences, voting powers, rights, duties and privileges may be senior or subordinate to (or in the case of business purpose, different from) any existing Series or Class thereof and may be limited to specified property or obligations of the Trust or profits and losses associated with specified property or obligations of the Trust, (iv) to divide or combine the Shares of any Series or Class thereof into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of such Series or Class thereof in the assets held with respect to that Series, (v) to classify or reclassify any issued Shares of any Series or Class thereof into shares of one or more Series or Classes thereof; (vi) to change the name of any Series or Class thereof; (vii) to abolish or terminate any one or more Series or Classes thereof; (viii) to refuse to issue Shares to any Person or class of Persons; and
(ix) to take such other action with respect to the Shares as the Trustees may deem desirable.

     Subject to the distinctions permitted among Classes of the same Series as established by the Trustees, consistent with the requirements of the 1940 Act, each Share of a Series of the Trust shall represent an equal beneficial interest in the net assets of such Series, and each holder of Shares of a Series shall be entitled to receive such Shareholder's pro rata share of distributions of income and capital gains, if any, made with respect to such Series and upon redemption of the Shares of any Series, such Shareholder shall be paid solely out of the funds and property of such Series of the Trust.

     All references to Shares in this Declaration of Trust shall be deemed to be Shares of any or all Series or Classes thereof, as the context may require. All provisions herein relating to the Trust shall apply equally to each Series of the Trust and each Class thereof, except as the context otherwise requires.

     All Shares issued hereunder, including, without limitation, Shares issued in connection with a dividend or other distribution in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable. Except as otherwise provided by the Trustees, Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

     Section 2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or those of a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series or Class of the Trust. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares of each Series or Class of the Trust and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to the identity of the Shareholders of each Series or Class of the Trust and as to the number of Shares of each Series or Class of the Trust held from time to time by each Shareholder.

     Section 3. Transfer of Shares. Except as otherwise provided by the Trustees, Shares shall be transferable on the books of the Trust only by the record holder thereof or by his or her duly authorized agent upon delivery to the Trustees or the Trust's transfer agent of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery, and subject to any further requirements specified by the Trustees or contained in the By-Laws, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the holder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar or any officer, employee, or agent of the Trust, shall be affected by any notice of a proposed transfer.

     Section 4. Investments in the Trust. Investments may be accepted by the Trust from Persons, at such times, on such terms, and for such consideration as the Trustees from time to time may authorize.

     Section 5. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof. The death, incapacity, dissolution, termination, or bankruptcy of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but shall entitle such representative only to the rights of such Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or any right to call for a participation or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. No Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series. Neither the Trust nor the Trustees, nor any officer, employee, or agent of the Trust shall have any power to bind personally any Shareholder, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

     Section 6. Establishment, Designation, Abolition or Termination etc. of Series or Class. The establishment and designation of any Series or Class of Shares of the Trust shall be effective upon the adoption by a majority of the Trustees then in office of a resolution that sets forth such establishment and designation and the relative rights and preferences of such Series or Class of the Trust, whether directly in such resolution or by reference to another document including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution. The abolition or termination of any Series or Class of Shares of the Trust shall be effective upon the adoption by a majority of the Trustees then in office of a resolution that abolishes or terminates such Series or Class.

     Shares of each Series or Class of the Trust established pursuant to this
Article III, unless otherwise provided in the resolution establishing such Series or Class, shall have the following relative rights and preferences:

     (a) Assets Held with Respect to a Particular Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived (including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be) shall irrevocably be held separate with respect to that Series for all purposes, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, (including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds), in whatever form the same may be, are herein referred to as "assets held with respect to" that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the Series in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Assets so allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. Separate and distinct records shall be maintained for each Series and the assets held with respect to each Series shall be held and accounted for separately from the assets held with respect to all other Series and the General Assets of the Trust not allocated to such Series.

     (b) Liabilities Held with Respect to a Particular Series. The assets of the Trust held with respect to each particular Series shall be charged against the liabilities of the Trust held with respect to that Series and all expenses, costs, charges, and reserves attributable to that Series, except that liabilities and expenses allocated solely to a particular Class shall be borne by that Class. Any general liabilities of the Trust which are not readily identifiable as being held with respect to any particular Series or Class shall be allocated and charged by the Trustees to and among any one or more of the Series or Classes in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. All liabilities, expenses, costs, charges, and reserves so charged to a Series or Class are herein referred to as "liabilities held with respect to" that Series or Class. Each allocation of liabilities, expenses, costs, charges, and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes. Without limiting the foregoing, but subject to the right of the Trustees to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets held with respect to such Series only and not against the assets of the Trust generally or against the assets held with respect to any other Series. Notice of this contractual limitation on liabilities among Series may, in the Trustees' discretion, be set forth in the Certificate of Trust and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities among Series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

     (c) Dividends, Distributions, Redemptions, and Repurchases. Notwithstanding any other provisions of this Declaration of Trust, including, without limitation, Article Vl, no dividend or distribution, including, without limitation, any distribution paid upon termination of the Trust or of any Series or Class with respect to, nor any redemption or repurchase of, the Shares of any Series or Class, shall be effected by the Trust other than from the assets held with respect to such Series, nor shall any Shareholder or any particular Series or Class otherwise have any right or claim against the assets held with respect to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders.

     (d) Equality. All the Shares of each particular Series shall represent an equal proportionate interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series or Class thereof and such rights and preferences as may have been established and designated with respect to any Class within such Series), and each Share of any particular Series shall be equal to each other Share of that Series. With respect to any Class of a Series, each such Class shall represent interests in the assets held with respect to that Series and shall have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that expenses allocated to a Class may be borne solely by such Class as determined by the Trustees and a Class may have exclusive voting rights with respect to matters affecting only that Class.

     (e) Fractions. Any fractional Share of a Series or Class thereof shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

     (f) Exchange Privilege. The Trustees shall have the authority to provide that the holders of Shares of any Series or Class shall have the right to exchange said Shares for Shares of one or more other Series of Shares or Class of Shares of the Trust or of other investment companies registered under the 1940 Act in accordance with such requirements and procedures as may be established by the Trustees.

     (g) Combination of Series. The Trustees shall have the authority, without the approval of the Shareholders of any Series or Class unless otherwise required by applicable law, to combine the assets and liabilities held with respect to any two or more Series or Classes into assets and liabilities held with respect to a single Series or Class.

                                     ARTICLE IV

                                      Trustees

     Section 1. Number, Election and Tenure. The number of Trustees shall initially be 5 who shall be Richard A. DeWitt, Allan D. Engel, Donald H. Johnson, Walter T. Jones, and James J. Rosloniec. Thereafter, the number of Trustees shall at all times be at least one and no more than such number as determined, from time to time, by the Trustees pursuant to Section 3 of this Article IV. Each Trustee shall serve during the lifetime of the Trust until he or she dies, resigns, has reached any mandatory retirement age as set by the Trustees, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. In the event that less than a majority of the Trustees holding office have been elected by the Shareholders, the Trustees then in office shall take such actions as may be necessary under applicable law for the election of Trustees. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal. The Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose. Any Trustee may be removed (a) at any meeting of Shareholders by a vote of two-thirds of the outstanding Shares of the Trust, or
(b) by a written instrument signed by at least two-thirds of the number of Trustees prior to such removal.

     Section 2. Effect of Death. Resignation. etc. of a Trustee. The death, declination to serve, resignation, retirement, removal or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever there shall be fewer than the designated number of Trustees, until additional Trustees are elected or appointed as provided herein to bring the total number of Trustees equal to the designated number, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority of the Trustees. In the event of the death, declination, resignation, retirement, removal, or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to replace those no longer serving, the Trust's Adviser(s) are empowered to appoint new Trustees subject to the provisions of the 1940 Act.

    Section 3. Powers. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and the Trustees shall have all powers necessary or convenient to carry out that responsibility including the power to engage in transactions of all kinds on behalf of the Trust as described in this Declaration of Trust. Without limiting the foregoing, the Trustees may: adopt By-Laws not inconsistent with this Declaration of Trust providing for the management of the affairs of the Trust and may amend and repeal such By-Laws to the extent that such

By-Laws do not reserve that right to the Shareholders; enlarge or reduce the number of Trustees; remove any Trustee with or without cause at any time by written instrument signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective, and fill vacancies caused by enlargement of their number or by the death, resignation, retirement or removal of a Trustee; elect and remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and establish and terminate one or more committees, consisting of two or more Trustees, that may exercise the powers and authority of the Board of Trustees to the extent that the Trustees so determine; employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank; employ an administrator for the Trust and may authorize such administrator to employ subadministrators; employ an investment adviser or investment advisers to the Trust and may authorize such Advisers to employ subadvisers; retain a transfer agent or a shareholder servicing agent, or both; provide for the issuance and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise; redeem, repurchase and transfer Shares pursuant to applicable law; set record dates for the determination of Shareholders with respect to various matters; declare and pay dividends and distributions to Shareholders of each Series from the assets of such Series; and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian, transfer or shareholder servicing agent, or Principal Underwriter. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. Unless otherwise specified herein or in the By-Laws or required by law, any action by the Trustees shall be deemed effective if approved or taken by a majority of the Trustees present at a meeting of Trustees at which a quorum of Trustees is present, within or without the State of Delaware.

     Without limiting the foregoing, the Trustees shall have the power and authority to cause the Trust (or to act on behalf of the Trust):

     (a) To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, and securities of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial papers, repurchase agreements, bankers' acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the United States Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" contracts for any such securities, to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers, and privileges in respect of any of said instruments;

     (b) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options (including, options on futures contracts) with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series;

     (c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

     (d) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

     (e) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise;

     (f) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Trust;

     (g) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

     (h) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including, but not limited to, claims for taxes;

     (i) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

     (j) To borrow funds or other property in the name of the Trust exclusively for Trust purposes and in connection therewith to issue notes or other evidences of indebtedness; and to mortgage and pledge the Trust Property or any part thereof to secure any or all of such indebtedness;

     (k) To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust Property or any part thereof to secure any of or all of such obligations;

     (l) To purchase and pay for entirely out of Trust Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or payment of distributions and principal on its portfolio investments, and insurance polices insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, principal underwriters, or independent contractors of the Trust, individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, investment adviser, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability;

     (m) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

     (n) To operate as and carry out the business of an investment company, and exercise all the powers necessary or appropriate to the conduct of such operations;

     (o) To enter into contracts of any kind and description;

     (p) To employ as custodian of any assets of the Trust one or more banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of the Trust, subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

     (q) To employ auditors, counsel or other agents of the Trust, subject to any conditions set forth in this Declaration of Trust or in the By-Laws;

     (r) To interpret the investment policies, practices, or limitations of any Series or Class;

     (s) To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes, and with separate Shares representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article III;

     (t) To the full extent permitted by the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series and Class or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article III;

     (u) To invest all of the assets of the Trust, or any Series or any Class thereof in a single investment company;

     (v) Subject to the 1940 Act, to engage in any other lawful act or activity in which a business trust organized under the Delaware Act may engage.

     The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

     Section 4. Payment of Expenses by the Trust. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Trust, or partly out of the principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, Advisers, Principal Underwriter, auditors, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur, which expenses, fees, charges, taxes and liabilities shall be allocated in accordance with Article III, Section 6 hereof.

     Section 5. Payment of Expenses by Shareholders. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series, to pay directly, in advance or arrears, expenses of the Trust as described in Section 4 of this Article IV ("Expenses"), in an amount fixed from time to time by the Trustees, by setting off such Expenses due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such Expenses due from such Shareholder, provided that the direct payment of such Expenses by Shareholders is permitted under applicable law.

     Section 6. Ownership of Assets of the Trust. Title to all of the assets of the Trust shall at all times be considered as vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

     Section 7. Service Contracts.

     (a) Subject to such requirements and restrictions as may be set forth under federal and/or state law and in the By-Laws, including, without limitation, the requirements of Section 15 of the 1940 Act, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Trust or for any Series (or Class thereof) with any Person and any such contract may contain such other terms as the Trustees may determine, including, without limitation, authority for the Adviser(s) or administrator to delegate certain or all of its duties under such contracts to other qualified investment advisers and administrators and to determine from time to time without prior consultation with the Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust shall be held uninvested and to make changes in the Trust's investments, or such other activities as may specifically be delegated to such party.

     (b) The Trustees may also, at any time and from time to time, contract with any Person, appointing such Person exclusive or nonexclusive distributor or Principal Underwriter for the Shares of one or more of the Series (or Classes) or other securities to be issued by the Trust.

     (c) The Trustees are also empowered, at any time and from time to time, to contract with any Person, appointing such Person or Persons the custodian, transfer agent and/or shareholder servicing agent for the Trust or one or more of its Series.

     (d) The Trustees are further empowered, at any time and from time to time, to contract with any Person to provide such other services to the Trust or one or more of the Series, as the Trustees determine to be in the best interests of the Trust and the applicable Series.

     (e) The fact that:

     (i) any of the Shareholders, Trustees, or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, Adviser, Principal Underwriter, distributor, or affiliate or agent of or for any Person, or for any parent or affiliate of any Person with which an advisory, management, or administration contract, or Principal Underwriter's or distributor's contract, or transfer agent, shareholder servicing agent or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust; or that

     (ii) any Person with which an advisory, management, or administration contract or Principal Underwriter's or distributor's contract, or transfer agent or shareholder servicing agent contract may have been or may hereafter be made also has an advisory, management, or administration contract, or Principal Underwriter's or distributor's or other service contract with one or more other Persons, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its shareholders.

     Section 8. Trustees and Officers as Shareholders. Any Trustee, officer or agent of the Trust may acquire, own and dispose of Shares to the same extent as if he or she were not a Trustee, officer or agent; and the Trustees may issue and sell and cause to be issued and sold Shares to, and redeem such Shares from, any such Person or any firm or company in which such Person is interested, subject only to the general limitations contained herein or in the By-Laws relating to the sale and redemption of such Shares.

     Section 9. Compensation. The Trustees in such capacity shall be entitled to reasonable compensation from the Trust and they may fix the amount of such compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for such services by the Trust.

                                     ARTICLE V

                      Shareholders' Voting Powers and Meetings

     Section 1. Voting Powers. Meetings. Notice. and Record Dates. The Shareholders shall have power to vote only: (i) for the election or removal of Trustees as provided in Article IV, Section 1 hereof, and (ii) with respect to such additional matters relating to the Trust as may be required by applicable law, this Declaration of Trust, the By-Laws or any registration statement of the Trust with the Commission (or any successor agency) or as the Trustees may consider necessary or desirable. Shareholders shall be entitled to one vote for each Share held, and a fractional vote for each fraction of a Share held, as to any matter on which the Share is entitled to vote. Notwithstanding any other provision of this Declaration of Trust, on any matters submitted to a vote of the Shareholders, all shares of the Trust then entitled to vote shall be voted in aggregate, except: (i) when required by the 1940 Act, Shares shall be voted by individual Series; (ii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Series, then only Shareholders of such Series shall be entitled to vote thereon; and (iii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy may be given in writing. The By-Laws may provide that proxies may also, or may instead, be given by an electronic or telecommunications device or in any other manner. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by the Shareholders. Meetings of the Shareholders shall be called and notice thereof and record dates therefor shall be given and set as provided in the By-Laws.

     Section 2. Quorum and Required Vote. Except when a larger quorum is required by applicable law, by the By-Laws or by this Declaration of Trust, twenty-five percent (25%) of the Shares issued and outstanding shall constitute a quorum at a Shareholders' meeting but any lesser number shall be sufficient for adjourned sessions. When any one or more Series (or Classes) is to vote as a single Series (or Class) separate from any other Shares, twenty-five percent (25%) of the Shares of each such Series (or Class) issued and outstanding shall constitute a quorum at a Shareholders' meeting of that Series (or Class). Except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws or by applicable law, when a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a plurality of the Shares voted shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust requires that the holders of any Series shall vote as a Series (or that holders of a Class shall vote as a Class), then a majority of the Shares of that Series (or Class) voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that Series (or Class) is concerned.

     Section 3. Record Dates. For the purpose of determining the Shareholders of any Series (or Class) who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Series (or Class) having the right to receive such dividend or distribution. Without fixing a record date, the Trustees may for distribution purposes close the register or transfer books for one or more Series (or Classes) at any time prior to the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series (or Classes).

     Section 4. Additional Provisions. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters.

                                     ARTICLE VI

                   Net Asset Value, Distributions and Redemptions

     Section 1. Determination of Net Asset Value, Net Income and Distributions. Subject to applicable law and Article III, Section 6 hereof, the Trustees, in their absolute discretion, may prescribe and shall set forth in the By-Laws or in a duly adopted vote of the Trustees such bases and time for determining the per Share or net asset value of the Shares of any Series or Class or net income attributable to the Shares of any Series or Class, or the declaration and payment of dividends and distributions on the Shares of any Series or Class, as they may deem necessary or desirable.

     Section 2. Redemptions and Repurchases.

     (a) The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust, or a Person designated by the Trust, that the Trust purchase such Shares or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof as determined by the Trustees (or on their behalf), in accordance with any applicable provisions of the By-Laws, any registration statement of the Trust and applicable law. Unless extraordinary circumstances exist, payment for said Shares shall be made by the Trust to the Shareholder in accordance with the 1940 Act and any rules and regulations thereunder or as otherwise required by the Commission. The obligation set forth in this Section 2(a) is subject to the provision that, during any emergency which makes it impracticable for the Trust to dispose of the investments of the applicable Series or to determine fairly the value of the net assets held with respect to such Series, such obligation may be suspended or postponed by the Trustees. In the case of a suspension of the right of redemption as provided herein, a Shareholder may either withdraw the request for redemption or receive payment based on the net asset value per share next determined after the termination of such suspension.

     (b) The redemption price may in any case or cases be paid wholly or partly in kind if the Trustees determine that such payment is advisable in the interest of the remaining Shareholders of the Series or Class thereof for which the Shares are being redeemed. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any Adviser or other Person in transferring securities selected for delivery as all or part of any payment-in-kind.

     (c) If the Trustees shall, at any time and in good faith, determine that direct or indirect ownership of Shares of any Series or Class thereof has or may become concentrated in any Person to an extent that would disqualify any Series as a regulated investment company under the Internal Revenue Code of 1986, as amended (or any successor statute thereof), then the Trustees shall have the power (but not the obligation) by such means as they deem equitable (i) to call for the redemption by any such Person of a number, or principal amount, of Shares sufficient to maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification, (ii) to refuse to transfer or issue Shares of any Series or Class thereof to such Person whose acquisition of the Shares in question would result in such disqualification, or (iii) to take such other actions as they deem necessary and appropriate to avoid such disqualification. Any such redemption shall be effected at the redemption price and in the manner provided in this Article VI.

     (d) The holders of Shares shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code of 1986, as amended (or any successor statute thereto), or to comply with the requirements of any other taxing authority.

                                    ARTICLE VII

                      Limitation of Liability; Indemnification

     Section 1. Trustees, Shareholders, etc. Not Personally Liable; Notice. The Trustees, officers, employees and agents of the Trust, in incurring any debts, liabilities or obligations, or in taking or omitting any other actions for or in connection with the Trust, are or shall be deemed to be acting as Trustees, officers, employees or agents of the Trust and not in their own capacities. No Shareholder shall be subject to any personal liability whatsoever in tort, contract or otherwise to any other Person or Persons in connection with the assets or the affairs of the Trust or of any Series, and subject to Section 4 of this Article VII, no Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever in tort, contract, or otherwise, to any other Person or Persons in connection with the assets or affairs of the Trust or of any Series, save only that arising from his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office or the discharge of his or her functions. The Trust (or if the matter relates only to a particular Series, that Series) shall be solely liable for any and all debts, claims, demands, judgments, decrees, liabilities or obligations of any and every kind, against or with respect to the Trust or such Series in tort, contract or otherwise in connection with the assets or the affairs of the Trust or such Series, and all Persons dealing with the Trust or any Series shall be deemed to have agreed that resort shall be had solely to the Trust Property of the Trust (or if the matter relates only to a particular Series, that of such Series), for the payment or performance thereof.

     The Trustees may provide that every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall give notice that a Certificate of Trust in respect of the Trust is on file with the Secretary of State of the State of Delaware and may recite to the effect that the same was executed or made by or on behalf of the Trust or by them as Trustees or Trustee or as officers or officer, and not individually, and that the obligations of any instrument made or issued by the Trustees or by any officer of officers of the Trust are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, or the particular Series in question, as the case may be. The omission of any statement to such effect from such instrument shall not operate to bind any Trustees or Trustee or officers or officer or Shareholders or Shareholder individually, or to subject the assets of any Series to the obligations of any other Series.

     Section 2. Trustees' Good Faith Action; Expert Advice; No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. Subject to Section 4 of this Article VII, a Trustee shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing, (i) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, Adviser, administrator, distributor or Principal Underwriter, custodian or transfer agent, dividend disbursing agent, shareholder servicing agent or accounting agent of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee; (ii) the Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (iii) in discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant, and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of a contracting party employed by the Trust. The

Trustees as such shall not be required to give any bond or surety or any other security for the performance of their duties.

     Section 3. Indemnification of Shareholders. If any Shareholder (or former Shareholder) of the Trust shall be charged or held to be personally liable for any obligation or liability of the Trust solely by reason of being or having been a Shareholder and not because of such Shareholder's acts or omissions or for some other reason, the Trust (upon proper and timely request by the Shareholder) may assume the defense against such charge and satisfy any judgment thereon or may reimburse the Shareholders for expenses, and the Shareholder or former Shareholder (or the heirs, executors, administrators or other legal representatives thereof, or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled (but solely out of the assets of the Series of which such Shareholder or former Shareholder is or was the holder of Shares) to be held harmless from and indemnified against all loss and expense arising from such liability.

     Section 4. Indemnification of Trustees, Officers, etc. Subject to the limitations, if applicable, hereinafter set forth in this Section 4, the Trust shall indemnify (from the assets of one or more Series to which the conduct in question relates) each of its Trustees, officers, employees and agents (including Persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (hereinafter, together with such Person's heirs, executors, administrators or personal representative, referred to as a "Covered Persons") against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee or officer, director or trustee, except with respect to any matter as to which it has been determined that such Covered Person (i) did not act in good faith in the reasonable belief that such Covered Person's action was in or not opposed to the best interests of the Trust; or
(ii) had acted with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office; and (iii) for a criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful (the conduct described in (i), (ii) and (iii) being referred to hereafter as "Disabling Conduct"). A determination that the Covered Person is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Covered Person to be indemnified was not liable by reason of Disabling Conduct,
(ii) dismissal of a court action or an administrative proceeding against a Covered Person for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the indemnitee was not liable by reason of Disabling Conduct by (a) a vote of a majority of a quorum of the

Trustees who are neither "interested persons" of the Trust as defined in the 1940 Act nor parties to the proceeding (the "Disinterested Trustees"), or (b) an independent legal counsel in a written opinion. Expenses, including accountants' and counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by one or more Series to which the conduct in question related in advance of the final disposition of any such action, suit or proceeding; provided that the Covered Person shall have undertaken to repay the amounts so paid to such Series if it is ultimately determined that indemnification of such expenses is not authorized under this Article VII and
(i) the Covered Person shall have provided security for such undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Trustees, or an independent legal counsel in a written opinion, shall have determined, based on a review of readily available facts (as opposed to a full trial type inquiry), that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

     Section 5. Compromise Payment. As to any matter disposed of by a compromise payment by any such Covered Person referred to in Section 4 of this Article VII, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such indemnification shall be approved (i) by a majority of a quorum of the Disinterested Trustees or (ii) by an independent legal counsel in a written opinion. Approval by the Trustees pursuant to clause (i) or by independent legal counsel pursuant to clause (ii) shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with either of such clauses as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person's action was in or not opposed to the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Covered Person's office.

     Section 6. Indemnification Not Exclusive, etc. The right of indemnification provided by this Article VII shall not be exclusive of or affect any other rights to which any such Covered Person or shareholder may be entitled. As used in this Article VII, a "disinterested" Person is one against whom none of the actions, suits or other proceedings in question, and no other action, suit or other proceeding on the same or similar grounds is then or has been pending or threatened. Nothing contained in this Article VII shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other Persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such Person.

     Section 7. Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

     Section 8. Insurance. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee, officer, employee, or agent of the Trust in connection with any claim, action, suit, or proceeding in which he or she may become involved by virtue of his or her capacity or former capacity as a Trustee of the Trust.

                                    ARTICLE VIII

                                   Miscellaneous

    Section 1. Termination of the Trust or Any Series or Class.

     (a) Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trustees in their sole discretion may terminate the Trust.

     (b) Upon the requisite action by the Trustees to terminate the Trust or any one or more Series of Shares or any Class thereof, after paying or otherwise providing for all charges, taxes, expenses, and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Series or any Class thereof as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees may consider appropriate reduce the remaining assets of the Trust or of the affected Series or Class to distributable form in cash or Shares (if any Series remain) or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Series or Classes involved, ratably according to the number of Shares of such Series or Class held by the Shareholders of such Series or Class on the date of distribution. Thereupon, the Trust or any affected Series or Class shall terminate and the Trustees and the Trust shall be discharged from any and all further liabilities and duties relating thereto or arising therefrom, and the right, title, and interest of all parties with respect to the Trust or such Series or Class shall be canceled and discharged.

     (c) Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's Certificate of Trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

     Section 2. Reorganization.

     (a) Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by applicable law, (i) cause the Trust to merge or consolidate with or into or transfer its assets and any liabilities to one or more trusts (or series thereof to the extent permitted by law), partnerships, associations, corporations or other business entities (including trusts, partnerships, associations, corporations or other business entities created by the Trustees to accomplish such merger or consolidation or transfer of assets and any liabilities) so long as the surviving or resulting entity is an investment company as defined in the 1940 Act, or is a series thereof, that will succeed to or assume the Trust's registration under the 1940 Act and that is formed, organized, or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States, unless otherwise permitted under the 1940 Act, (ii) cause any one or more Series (or Classes) of the Trust to merge or consolidate with or into or transfer its assets and any liabilities to any one or more other Series (or Classes) of the Trust, one or more trusts (or series or classes thereof to the extent permitted by law), partnerships, associations, corporations, (iii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law or (iv) cause the Trust to reorganize as a corporation, limited liability company or limited liability partnership under the laws of Delaware or any other state or jurisdiction.

     (b) Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation or exchange or transfer of assets and liabilities approved by the Trustees in accordance with this Section 2 may (i) effect any amendment to the governing instrument of the Trust or (ii) effect the adoption of a new governing instrument of the Trust if the Trust is the surviving or resulting trust in the merger or consolidation.

     (c) The Trustees may create one or more business trusts to which all or any part of the assets, liabilities, profits, or losses of the Trust or any Series or Class thereof may be transferred and may provide for the conversion of Shares in the Trust or any Series or Class thereof into beneficial interests in any such newly created trust or trusts or any series or classes thereof.

     Section 3. Amendments. Except as specifically provided in this Section 3, the Trustees may, without Shareholder vote, restate, amend, or otherwise supplement this Declaration of Trust. Shareholders shall have the right to vote on (i) any amendment that would affect their right to vote granted in Article V,
Section 1 hereof, (ii) any amendment to this Section 3 of Article VIII; (iii) any amendment that may require their vote under applicable law or by the Trust's registration statement, as filed with the Commission, and (iv) any amendment submitted to them for their vote by the Trustees. Any amendment required or permitted to be submitted to the Shareholders that, as the Trustees determine, shall affect the Shareholders of one or more Series shall be authorized by a vote of the Shareholders of each Series affected and no vote of Shareholders of a Series not affected shall be required. Notwithstanding anything else herein, no amendment hereof shall limit the rights to insurance provided by Article VII hereof with respect to any acts or omissions of Persons covered thereby prior to such amendment nor shall any such amendment limit the rights to indemnification referenced in Article VII hereof as provided in the By-Laws with respect to any actions or omissions of Persons covered thereby prior to such amendment. The Trustees may, without Shareholder vote, restate, amend, or otherwise supplement the Certificate of Trust as they deem necessary or desirable.

     Section 4. Filing of Copies; References; Headings. The original or a copy of this instrument and of each restatement and/or amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such restatements and/or amendments. In this instrument and in any such restatements and/or amendments, references to this instrument, and all expressions such as "herein," "hereof," and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

     Section 5. Applicable Law.

     (a) The Trust is created under, and this Declaration of Trust is to be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. The Trust shall be of the type commonly called a business trust, and without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers or privileges afforded to business trusts or actions that may be engaged in by business trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

     (b) Notwithstanding the first sentence of Section 5(a) of this Article VIII, there shall not be applicable to the Trust, the Trustees, or this Declaration of Trust either the provisions of Section 3540 of Title 12 of the Delaware Code or any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts that relate to or regulate: (i) the filing with any court or governmental body or agency of Trustee accounts or schedules of trustee fees and charges; (ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust; (iii) the necessity for obtaining a court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property; (iv) fees or other sums applicable to trustees, officers, agents or employees of a trust; (v) the allocation of receipts and expenditures to income or principal; (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets; or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers or liabilities or authorities and powers of trustees that are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration of Trust; or (viii) activities similar to those referenced in the foregoing items (i) through (vii).

     Section 6. Provisions in Conflict with Law or Regulations.

     (a) The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any such provision is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986, as amended (or any successor statute thereto), and the regulations thereunder, the Delaware Act or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such decision shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

     (b) If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall, not in any MANNER affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

     Section 7. Business Trust Only. It is the intention of the Trustees to create a business trust pursuant to the Delaware Act. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a business trust pursuant to the Delaware Act. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners, or members of a joint stock association.

     IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Agreement and Declaration of Trust as of the __ day of February, 1998.

/s/ Richard A. DeWitt                        /s/ James J. Rosloniec


------------------------------               -----------------------------------
Richard A. DeWitt                            James J. Rosloniec
Trustee and not individually                 Trustee and not individually



/s/ Allan D. Engel                           /s/ Walter T. Jones


------------------------------               -----------------------------------
Allan D. Engel                               Walter T. Jones
Trustee and not individually                 Trustee and not individually



/s/ Donald H. Johnson


------------------------------
Donald H. Johnson
Trustee and not individually


                          THE PRINCIPAL PLACE OF BUSINESS
                                  OF THE TRUST IS:

                              7575 Fulton Street East,
                                 Ada, Michigan 49355

                        AGREEMENT AND PLAN OF REORGANIZATION


THIS AGREEMENT AND PLAN OF REORGANIZATION is made as of the 9th day of February, 1998, by and between AMWAY MUTUAL FUND, INC. (the "Fund") a Delaware corporation and AMWAY MUTUAL FUND TRUST (the "Trust"), a Delaware business trust.

This Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368(a)(1)(F) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and is intended to effect the reorganization (the "Reorganization") of the Fund as a new series of the Trust (the "successor Fund"). The Reorganization will include the transfer of all of the assets of the Fund to the Successor Fund solely in exchange for (1) the assumption by the Successor Fund of all liabilities of the Fund and (2) the issuance by the Trust to the Fund of shares of beneficial interest of the Successor Fund. The aggregate number of shares of the Successor Fund (the "Successor Fund Shares") issued to the Fund will be equal to the number of shares of common stock ("Shares") of the Fund outstanding immediately before the Reorganization. These transactions will be immediately followed by a pro rata distribution by the Fund of the Successor Fund Shares it receives in the exchange described above to the holders of Fund Shares in exchange for those Fund Shares, in liquidation of the Fund, all upon the terms and conditions hereinafter set forth in this Agreement.

In consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows.

1. TRANSFER OF ASSETS OF THE FUND IN EXCHANGE FOR ASSUMPTION OF LIABILITIES AND ISSUANCE OF SUCCESSOR FUND SHARES

1.1 Subject to the terms and conditions set forth herein and on the basis of the representations and warranties contained herein, the Fund agrees to transfer all of its assets (as described in paragraph 1.2) and to assign and transfer all of its liabilities to the Successor Fund organized solely for the purpose of acquiring all of the assets and assuming all of the liabilities of the Fund. The Trust, on behalf of the Successor Fund, agrees that in exchange for all of the assets of the Fund (1) the Successor Fund shall assume all of the liabilities of the Fund, whether contingent or otherwise, then existing and (2) the Trust shall issue Successor Fund Shares to the Fund. The number of Successor Fund Shares to be issued by the Trust will be identical to the number of Shares of the Fund outstanding on the Closing Date provided for in paragraph 3.1. Such transactions shall take place at the Closing provided for in paragraph 3.1.

1.2 The assets of the Fund to be acquired by the Successor Fund shall include, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividends receivable), any claims or rights of action or rights to register shares under applicable securities laws, any books or records of the Fund and other property owned by the Fund and any deferred or prepaid expenses shown as assets on the books of the Fund on the Closing Date provided for in paragraph 3.1.

1.3 Immediately after delivery to the Fund of Successor Fund Shares, a duly authorized officer of the Fund shall cause the Fund, as the sole shareholder of the Successor Fund, to (i) elect the Trustees of the Trust; (ii) ratify the selection of the Trust's independent accountants; (iii) approve an investment advisory agreement and a sub-advisory agreement for the Successor Fund in substantially the same form as the investment advisory agreement and sub-advisory agreement in effect with respect to the Fund immediately prior to the closing of the reorganization, including any changes thereto approved by the shareholders of the Fund at the meeting of Shareholders to be held on April -- 1998; (iv) approve underwriting and distribution plans of the Successor Fund in substantially the same form as the underwriting and distribution plans in effect with respect to Shares of the Fund immediately prior to the closing of the reorganization, including any changes thereto approved by the shareholders of the Fund at the meeting of Shareholders to be held on April -- 1998; and (v) adopt investment objectives, investment policies and investment restrictions which are substantially identical to those of the Fund immediately prior to the closing of the reorganization. On or prior to the Closing Date, the Trust shall, on its own behalf or on behalf of the Successor Fund, either enter into transfer agency, sub-transfer agency, custodian and sub-custodian agreements, agreements with broker-dealers and any other agreement pursuant to which services are rendered to the Fund with substantially the same terms as the agreements to which the Fund is a party as of the Closing Date or assume the Fund's obligations under such agreements. The Trust shall also adopt, on its own behalf or on behalf of the Successor Fund, on or prior to the Closing Date, all policies and procedures in effect with respect to the Fund as of the Closing Date.

1.4 As provided in paragraph 3.4, on the Closing Date the Fund will distribute in liquidation the Successor Fund Shares to each shareholder of record, determined as of the close of business on the Closing Date, pro rata in proportion to such shareholder's beneficial interest and in exchange for that shareholder's Shares. Such distribution will be accomplished by the transfer of the Successor Fund Shares then credited to the account of the Fund on the share records of the Trust to open accounts on those records in the names of such Fund Shareholders and representing the respective pro rata number of the Successor Fund Shares which is due to such Fund Shareholders. Fractional Successor Fund Shares shall be rounded to the third place after the decimal point.

1.5 Ownership of the Successor Fund Shares by each Successor Fund Shareholder shall be recorded separately on the books by Amway Management Company as the Trust's transfer agent.

1.6 Any transfer taxes payable upon the issuance of Successor Fund Shares in a name other than the registered holder of the Fund Shares on the books of the Fund shall be paid by the person to whom such Successor Fund Shares are to be distributed as a condition of such transfer.

1.7 Fund Shareholders holding certificates representing their ownership of the Shares of the Fund shall surrender such certificates or deliver an affidavit with respect to lost certificates, in such form and accompanied by such surety bonds as the Fund may require (collectively, an "Affidavit"), to the Fund prior to the Closing Date. Any Fund Share certificate which remains outstanding on the Closing Date shall be deemed to be canceled, shall no longer evidence ownership of any Shares of the Fund and shall instead evidence ownership of Successor Fund Shares. Unless and until any such certificate shall be so surrendered or an Affidavit relating thereto shall be delivered, dividends and other distributions payable by the Successor Fund subsequent to the Closing Date with respect to Successor Fund Shares shall be paid to the holder of such certificate(s), but such shareholders may not redeem or transfer Successor Fund Shares received in the Reorganization. The Trust will not issue share certificates in the Reorganization.

1.8 Any reporting responsibilities of the Fund shall remain the responsibility of the Fund up to and including the Closing Date. The legal existence of the Fund shall be terminated as promptly as reasonably practicable after the Closing Date.

2. VALUATION

2.1 The value of the Fund's net assets to be acquired by the Trust on behalf of the Successor Fund hereunder shall be the net asset value computed as of the valuation time provided in the Fund's prospectus on the Closing Date using the valuation procedures set forth in the Fund's current prospectus and statement of additional information.

2.2 The value of full and fractional Successor Fund Shares to be issued in exchange for the Fund's net assets shall be equal to the value of the net assets of the Fund on the Closing Date, and the number of Successor Fund Shares shall equal the number of full and fractional Fund Shares outstanding on the Closing Date.

3. CLOSING AND CLOSING DATE

3.1 The transfer of the Fund's assets in exchange for the assumption by the Successor Fund of the Fund's liabilities and the issuance of Successor Fund Shares to the Fund, as described above, together with related acts necessary to consummate such acts (the "Closing"), shall occur at the offices of Amway Management Company, 2905 Lucerne, S.E., Grand Rapids, Michigan 49456 on April __, 1998 ("Closing Date"), or at such other place or date on or prior to December 31, 1998 as the parties may agree in writing. All acts taking place at the Closing shall be deemed to take place simultaneously as of the last daily determination of the net asset value of the Fund or at such other time and or place as the parties may agree.

3.2 In the event that on the Closing Date (a) the New York Stock Exchange is closed to trading or trading thereon is restricted or (b) trading or reporting of trading on said Exchange or in any market in which portfolio securities of the Fund are traded is disrupted so that accurate appraisal of the value of the total net assets of the Fund is impracticable, the Closing with respect to the Fund shall be postponed until the first business day upon which trading shall have been fully resumed and reporting shall have been restored.

3.3 The Fund shall deliver at the Closing a certificate or separate certificates of an authorized officer stating that it has notified the Custodian, as custodian for the Fund, of the Funds' reorganization as a series of the Trust.

3.4 Amway Management Company as transfer agent for the Fund, shall deliver at the Closing a certificate evidencing the conversion on its books and records of each Fund Shareholder account to a corresponding Successor Fund Shareholder account. The Trust shall issue and deliver to the Fund a confirmation evidencing the crediting of Successor Fund Shares to the appropriate shareholder accounts on the Closing Date or provide other evidence satisfactory to the Fund that such Successor Fund Shares have been credited to the Fund's account on the books of the Trust. At the Closing each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts or other documents as such other party or its counsel may reasonably request.

3.5 Portfolio securities that are not held in book-entry form in the name of the Custodian as record holder for the Fund shall be presented by the Fund to the Custodian for examination no later than five business days preceding the Closing Date. Portfolio securities which are not held in book-entry form shall be delivered by the Fund to the Custodian for the account of the Successor Fund on the Closing Date, duly endorsed in proper form for transfer, in such condition as to constitute good delivery thereof in accordance with the custom of brokers, and shall be accompanied by all necessary federal and state stock transfer stamps or a check for the appropriate purchase price thereof. Portfolio securities held of record by the Custodian in book-entry form on behalf of each Fund shall be delivered to the Successor Fund by the Custodian by recording the transfer of beneficial ownership thereof on its records. The cash delivered shall be in the form of currency or by the Custodian crediting the Successor Fund's account maintained with the Custodian with immediately available funds.

4. REPRESENTATIONS AND WARRANTIES

4.1 The Fund represents and warrants as follows:

4.1.A. The Fund is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power to own all of its properties and assets and, subject to approval by the shareholders of the Fund, to perform its obligations under this Agreement. The Fund is not required to qualify to do business in any jurisdiction in which it is not so qualified or where failure to qualify would subject it to any material liability or disability. The Fund has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as now being conducted.

4.1.B. The Fund is a registered investment company classified as a management company of the open-end type, and its registration with the Securities and Exchange Commission (the Commission) as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), is in full force and effect;

4.1.C. The Fund is not, and the execution, delivery and performance of this Agreement will not result, in violation of any provision of its Certificate of Incorporation or Bylaws, or any agreement, indenture, instrument, contract, lease or other undertaking to which the Fund is a party or by which the Fund is bound;

4.1.D. At the date hereof and at the Closing Date all federal, state and other tax returns and reports, including information returns and payee statements, of the Fund required by law to have been filed or furnished by such dates shall have been filed or furnished and all federal, state and other taxes, interest and penalties shall have been paid so far as due or provision shall have been made for the payment thereof and no such return is currently under audit and no assessment has been asserted with respect to any of such returns or reports;

4.1.E. The Fund has elected to be treated as a regulated investment company under Subchapter M of the Code, has qualified as such for each taxable year since its inception, and will qualify as such as of the Closing Date;

4.1.F. All issued and outstanding shares of the Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and nonassessable by the Fund. The Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any shares of common stock of the Fund, nor is there outstanding any security convertible into any of such shares;

4.1.G. The information to be furnished by the Fund for use in applications for orders, registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete and shall comply in all material respects with federal securities and other laws and regulations thereunder applicable thereto;

4.1.H. At the Closing Date, the Fund will have good and marketable title to the assets to be transferred to the Trust, pursuant to paragraph 1.1, and will have full right, power and authority to sell, assign, transfer and deliver such assets hereunder. Upon delivery and in payment for such assets, the Trust on behalf of the Successor Fund will acquire good and marketable title thereto subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the Securities Act of 1933, as amended (the "Act");

4.1.I. The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action on the part of the Fund. This Agreement constitutes a valid and binding obligation of the Fund enforceable in accordance with its terms, subject to the approval of the Fund's shareholders;

4.1.J. No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Fund of the transactions contemplated herein, except such as shall have been obtained prior to the Closing Date.

4.2 The Trust represents and warrants, on behalf of itself and the Successor Fund, as follows:

4.2.A. The Trust is a business trust duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power to own all of its properties and assets and to perform its obligations under this Agreement. The Trust is not required to qualify to do business in any jurisdiction in which it is not so qualified or where failure to qualify would subject it or the Successor Fund to any material liability or disability. The Trust has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on the business of the Trust and the Successor Fund as now being conducted. The Successor Fund is a duly established and designated series of the Trust;

4.2.B. The Trust is not, and the execution, delivery and performance of this Agreement will not result, in violation of any provision of the Declaration of Trust or Bylaws of the Trust or any agreement, indenture, instrument, contract, lease or other undertaking to which the Trust is a party or by which the Trust is bound;

4.2.C. The Trust will cause the Successor Fund to qualify as a regulated investment company under Subsection M of the Code for the taxable year in which the Closing occurs and to continue to qualify as such for each taxable year;

4.2.D. Prior to the Closing Date, there shall be no issued and outstanding Successor Fund Shares or any other securities of the Successor Fund. Successor Fund Shares issued in connection with the transactions contemplated herein will be duly and validly issued and outstanding and fully paid and non-assessable by the Trust;

4.2.E. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Trust, and this Agreement constitutes a valid and binding obligation of the Trust and the Successor Fund enforceable against the Trust and the Successor Fund in accordance with its terms;

4.2.F. The information to be furnished by the Trust with respect to the Trust and the Successor Fund for use in applications for orders, registration statements, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete and shall comply in all material respects with federal securities and other laws and regulations applicable thereto;

4.2.G. No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Trust or the Successor Fund of the transactions contemplated herein, except such as shall have been obtained prior to the Closing Date.

5. COVENANTS OF THE FUND AND THE TRUST

5.1 The Fund covenants that the Successor Fund Shares are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.

5.2 The Fund covenants that it will assist the Trust in obtaining such information as the Trust reasonably requests concerning the beneficial ownership of Fund Shares.

5.3 The Fund will, from time to time as and when requested by the Trust on behalf of the Successor Fund, execute and deliver, or cause to be executed and delivered, all such assignments and other instruments, and will take or cause to be taken such further action, as the Trust may deem necessary or desirable in order to vest in, and confirm to, the Trust on behalf of the Successor Fund, title to, and possession of, all the assets of the Fund to be sold, assigned, transferred and delivered to the Successor Fund hereunder and otherwise to carry out the intent and purpose of this Agreement.

5.4 The Trust will, on behalf of the Successor Fund, from time to time as and when requested by the Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action, as the Fund may deem necessary or desirable in order to vest in, and confirm to the Fund title to, and possession of, the Successor Fund Shares issued, sold, assigned, transferred and delivered hereunder and otherwise to carry out the intent and purpose of this Agreement.

5.5 The Trust, on behalf of the Successor Fund, shall use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such state securities laws as it may deem appropriate in order to operate after the Closing Date;

5.6 Subject to the provisions of this Agreement, the Trust and the Fund each will take, or cause to be taken, all action is and will do or cause to be done all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

5.7 As promptly as practicable, but in any event within 60 days after the closing date, the Fund shall furnish to the Trust, in such form as is reasonably satisfactory to the Trust, a statement of the earnings and profits of the Fund for federal income tax purposes, and of any capital loss carryovers and other items that will be carried over to the Successor Fund as a result of Section 381 of the Code. Such statement shall be certified by the President or Treasurer of the Fund.

6. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE FUND

The obligations of the Fund to consummate the transactions provided for herein shall be subject to the performance by the Trust, on behalf of the Successor Fund, of all the obligations to be performed by the Trust and the Successor Fund hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:

6.1 All representations and warranties of the Trust and the Successor Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date; and

6.2 The Trust shall have delivered on the Closing Date to the Fund a certificate executed in the Trust's name by its President or Vice President, in form and substance satisfactory to the Fund, dated as of the Closing Date, to the effect that the representations and warranties of the Trust and the Successor Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Fund shall reasonably request.

Each of the foregoing conditions precedent may be waived by the Fund.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE TRUST AND THE SUCCESSOR FUND

The obligations of the Trust and the Successor Fund to consummate the transactions provided for herein shall be subject to the performance by the Fund of all the obligations to be performed by the Fund hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:

7.1 All representations and warranties of the Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

7.2 The Fund shall have delivered to the Trust on the Closing Date a statement of the assets and liabilities of the Fund, prepared in accordance with generally accepted accounting principles consistently applied, together with a certificate of the Treasurer or Assistant Treasurer of the Fund as to the Fund's portfolio securities and the Fund's federal income tax basis and holding period for each such portfolio security as of the Closing Date; and

7.3 The Fund shall have delivered to the Trust on the Closing Date a certificate executed in the Fund's name by its President or Vice President, in form and substance satisfactory to the Trust, dated as of the Closing Date, to the effect that the representations and warranties of the Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Trust shall reasonably request.

Each of the foregoing conditions precedent may be waived by the Trust.

8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE FUND, THE TRUST AND THE SUCCESSOR FUND

The obligations of the Fund, the Trust and the Successor Fund are each subject to the further conditions that on or before the Closing Date:

8.1 This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the Fund's Shareholders in accordance with applicable law;

8.2 On the Closing Date no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby;

8.3 All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Commission and of state securities authorities) deemed necessary by the Trust or the Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Trust, the Fund, or the Successor Fund, provided that either party hereto may waive any of such conditions for itself or its respective series;

8.4 The Fund and the Trust shall have received on or before the Closing Date an opinion of Kirkpatrick and Lockhart LLP satisfactory to the Fund and the Trust, substantially to the effect that for federal income tax purposes:

8.4.A. The acquisition of all of the assets of the Fund by the Successor Fund solely in exchange for the issuance of Successor Fund Shares to the Fund and the assumption by the Successor Fund of all of the liabilities of the Fund, followed by the distribution in liquidation by the Fund of such Successor Fund Shares to the Fund Shareholders in exchange for their Fund Shares and the termination of the Fund, will constitute a reorganization within the meaning of Section 368(a)(1) of the Code, and the Fund and the Successor Fund will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code;

8.4.B. No gain or loss will be recognized by the Fund upon (i) the transfer of all of its assets to the Successor Fund solely in exchange for the issuance of Successor Fund Shares to the Fund and the assumption by the Successor Fund of the Fund's liabilities and (ii) the distribution by the Fund of such Successor Fund Shares to the Fund Shareholders;

8.4.C. No gain or loss will be recognized by the Successor Fund upon its receipt of all of the Fund's assets solely in exchange for the issuance of the Successor Fund Shares to the Fund and the assumption by the Successor Fund of all of the liabilities of the Fund;

8.4.D. The tax basis of the assets acquired by the Successor Fund from the Fund will be, in each instance, the same as the tax basis of those assets in the Fund's hands immediately prior to the transfer;

8.4.E. The tax holding period of the assets of the Fund in the hands of the Successor Fund will, in each instance, include the Fund's tax holding period for those assets;

8.4.F. The Fund's Shareholders will not recognize gain or loss upon the exchange of all of their shares of the Fund solely for Successor Fund Shares as part of the transaction;

8.4.G. The tax basis of the Successor Fund Shares received by Fund Shareholders in the transaction will be, for each shareholder, the same as the tax basis of the Fund Shares surrendered in exchange therefor; and

8.4.H. The tax holding period of the Successor Fund Shares received by Fund Shareholders will include, for each shareholder, the tax holding period for the Fund Shares surrendered in exchange therefor, provided that such Fund Shares were held as capital assets on the date of the exchange.

The Fund and the Trust each agree to make and provide representations with respect to the Fund and the Successor Fund, respectively, which are reasonably necessary to enable Kirkpatrick & Lockhart LLP to deliver an opinion substantially as set forth in this paragraph 8.4, which opinion may address such other federal income tax consequences, if any, that Kirkpatrick & Lockhart LLP believes to be material to the Reorganization.

Each of the foregoing conditions precedent to the obligations of a party, except for the receipt of the opinion of Kirkpatrick & Lockhart LLP set forth in paragraph 8.4, may be waived by that party.

9. BROKERAGE FEES AND EXPENSES

9.1 The Fund and the Trust, on behalf of the Successor Fund, and each represent and warrant to the other that there are no broker's or finder's fees payable in connection with the transactions contemplated hereby.

9.2 The Fund and the Successor Fund shall be liable for any expenses incurred by them in connection with entering into and carrying out the provisions of this Agreement whether or not the transactions contemplated hereby are consummated.

10. ENTIRE AGREEMENT

The Trust, on behalf of the Successor Fund, and the Fund agree that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties. The representations, warranties and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.

11. TERMINATION

11.1 This Agreement may be terminated by the mutual agreement of the Trust and the Fund. In addition, either the Trust or the Fund may at its option terminate this Agreement at or prior to the Closing Date because:

11.1.A. There exists a material breach by the other party of any representations, warranties or agreements contained herein to be performed at or prior to the Closing Date; or

11.1.B. A condition expressed precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met.

11.1.C. A majority of the members of the Board of Directors of the Fund determine that it is not in the best interest of the Fund or its shareholders to proceed with the transactions contemplated by this Agreement.

11.2 In the event of any such termination, there shall be no liability for damages on the part of the Trust or the Fund, or their respective directors, trustees or officers, to the other party or its directors, trustees or officers.

12. AMENDMENT

This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the parties; provided, however, that following the approval of this Agreement by the Fund's Shareholders, no such amendment may have the effect of changing the provisions for determining the number of Successor Fund Shares to be paid to the Fund's Shareholders under this Agreement to the detriment of such Fund Shareholders without their further approval.

13. HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT

13.1 The article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

13.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

13.3 This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

13.4 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

13.5 All persons dealing with the Trust, the Fund or the Successor Fund must look solely to the property of the Trust, the Fund, or the Successor Fund, respectively, for the enforcement of any claims against the Trust, the Fund, or the Successor Fund, as neither the directors, trustees, officers, agents nor shareholders of the Trust or the Fund assume any personal liability for obligations entered into on behalf of the Trust or the Fund, respectively.

14. NOTICES

Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the Fund or the Trust, each at 7575 Fulton Street East, Ada, Michigan 49355 Attention: Secretary.

0IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer.

AMWAY MUTUAL FUND, INC


               By:

               Its:

AMWAY MUTUAL FUND TRUST


               By:

               Its:

                            ASSIGNMENT  AND  ASSUMPTION
                                     AGREEMENT


     THIS AGREEMENT OF ASSIGNMENT AND ASSUMPTION is made as of the 28th day of April, 1998, by and between AMWAY MUTUAL FUND, INC. (the "Grantor"), a Delaware corporation, and AMWAY MUTUAL FUND TRUST (the "Trust"), a Delaware business trust.

     WHEREAS, the Grantor and the Trust have entered into an Agreement and Plan of Reorganization dated February 9, 1998 (the "Reorganization Agreement"), which provides for the reorganization of the Grantor as a new series of the Trust; and

     WHEREAS, the Trust has established Amway Mutual Fund (the "Grantee") as a new series of the Trust and as the intended successor to the Grantor; and

     WHEREAS, the Reorganization Agreement provides for the transfer of all of the assets of the Grantor to the Grantee in exchange for (1) the assumption by the Grantee of all of the liabilities of the Grantor and (2) the issuance by the Trust to the Grantor of shares of beneficial interest of the Grantee, which the Grantor will distribute to its stockholders in liquidation of the Grantor; and

     WHEREAS, the execution, delivery, and performance of the Reorganization Agreement have been duly authorized by the Board of Directors and stockholders of the Grantor, and by the Board of Trustees of the Trust on behalf of the Trust and the Grantee;

     NOW, THEREFORE, THIS AGREEMENT OF ASSIGNMENT AND ASSUMPTION, WITNESSETH
THAT,

     Pursuant to the aforementioned authority and in consideration of the premises and other valuable consideration paid to the Grantor upon or before the execution and delivery of this Agreement of Assignment and Assumption, the receipt of which by the Grantor is hereby acknowledged, the Grantor by this Agreement of Assignment and Assumption does transfer, assign, convey and deliver unto the Grantee and its successors and assigns forever, all the property and assets of every nature, kind and description, real, personal or mixed, tangible or intangible, and wherever situated, including all rights, privileges, interests and claims under contracts of the Grantor, now owned by the Grantor or to which the Grantor is now entitled, and all the business, as a going concern, of the Grantor, including particularly (but without limiting the foregoing) all the following property:

     (1) All cash, claims, demands, judgments, rights, privileges, interests, choses in action, equities, accounts, bills and notes receivable, credits, bonds, stock and other securities, investments debts, bills, discounts and deferred items, books of account, insurance policies, including the cash surrender value thereof, records, vouchers, all patents, trademarks, trade names, inventions, formulae, processes, deeds, leaseholds, assignments, contracts, options and licenses of the Grantor of every kind and description, and all documents and muniments of title relating to or in any way connected with the property of the Grantor;


     (2) All furniture, fixtures, equipment, machinery, supplies, raw materials and goods in process, inventories, finished and unfinished products, goods, wares and merchandise, and, in general, all tangible and personal property, goods and chattels, of every kind and description wheresoever situated of the Grantor;


     (3) All rights and interests of the Grantor in, to and under all leases, licenses, contracts and other agreements between it and any other party or parties and in, to and under any other agreements which have been acquired by it by assignment or in any other manner;


     (4) All the right, title, interest, estate and appurtenances of the Grantor of every kind and description whatsoever in, or in any way relating to, leaseholds and chattels, real property, easements and servitudes of every kind;


     (5) All structures, fixtures, appurtenances and erections owned by the Grantor now erected upon or attached to any of the premises hereby conveyed or intended to be hereby conveyed, including all equipment, machinery, tools, implements and appliances belonging thereto, whether or not the same be affixed to the freehold; and


     (6) All other property and assets, tangible and intangible, of every kind and description, owned by the Grantor;


     TO HAVE AND TO HOLD said property, assets and business, with all the appurtenances thereto, unto the Grantee and its successors and assigns and for its and their own use forever.

     AND THE PARTIES HERETO FURTHER MUTUALLY COVENANT AND AGREE AS FOLLOWS:

     1. The Grantor hereby constitutes and appoints the Grantee and its successors and assigns the true and lawful attorneys, irrevocable, of the Grantor with full power of substitution, in the name of the Grantor, or otherwise, and on behalf and for the benefit of the Grantee and its successors and assigns: to demand and receive from time to time any and all property, assets and business, whether tangible or intangible, hereby transferred, assigned, conveyed and delivered or intended so to be; to give receipts, releases and acquittances for or in respect of the same or any part thereof; to collect, for the account of the Grantee, all receivables and other items transferred to the Grantee as provided herein, and to endorse with the name of the Grantor any checks received on account of any such receivables or other items; from time to time to institute and prosecute in the name of the Grantor or otherwise, but at the expense and for the benefit of the Grantee, any and all proceedings at law, in equity or otherwise, which the Grantee and its successors and assigns may deem proper to collect, assert or enforce any claim, title, right, debt or account hereby transferred or assigned or intended so to be; and to defend and compromise any and all actions, suits or proceedings in respect of any of the property, assets and business hereby assigned and transferred or intended so to be, that the Grantee and its successors and assigns shall deem desirable. The Grantor hereby declares that the foregoing powers are coupled with an interest and shall be irrevocable by it in any manner or for any reason. The Grantor will transfer and deliver to the Grantee any cash or other property that the Grantor may receive in respect of any claims, contracts, licenses, leases, commitments, sales orders, purchase orders, receivables of any character or any other items transferred or intended to be transferred to the Grantee as provided herein.

     II. The Grantor covenants and agrees with the Grantee that the Grantor will, without further consideration, whenever and as often as required so to do by the Grantee and its successors and assigns, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney or other documents, and any instruments of further assurance, approvals and consents as the Grantee and its successors and assigns may hereafter deem necessary or proper in order to complete, insure, confirm or perfect the conveyance and transfer to the Grantee and its successors and assigns of all the right, title and interest o the Grantor in and to any and all property, assets and business hereby conveyed, transferred, assigned and delivered or intended so to be; and that the Grantor will, immediately after the date hereof, use its best efforts to obtain the consent of the other parties to all leases, licenses and other instruments and rights of the Grantor to the assignment of such contracts to the Grantee, to the extent that such consents shall be required and have not heretofore been obtained.

     III. To the extent that any claim, contract, license, lease, commitment, sales order or purchase order to be assigned to the Grantee herein shall be unassignable, this Agreement of Assignment and Assumption shall not constitute an assignment thereof, and to the extent that the assignment of any such claim, contract, license, lease, commitment, sales order or purchase order shall require the consent of another party thereto, this Agreement of Assignment and Assumption shall not constitute an assignment of the same (unless or until such consent is obtained) if an attempted assignment without such consent of said other party would constitute a breach thereof or in any material way affect the rights of the Grantor thereunder. If such consent is not obtained or if an attempted assignment would be ineffective or would materially affect Grantor's rights thereunder so the Grantee would not in fact receive all such rights, the Grantor will cooperate with the Grantee in any reasonable arrangement designed to provide for the Grantee and its successors and assigns the benefits under any such claims, contracts, licenses, leases, commitments, sales orders or purchase orders, which are not assigned hereby, including collection for account of the Grantee and its successors and assigns of any amounts payable or becoming payable to the Grantor thereunder and enforcement, at the cost and for the benefit of the Grantee and its successors and assigns of any and all rights of the Grantor against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise.

     IV. The Grantee hereby assumes and agrees to pay, perform and discharge in due course the liabilities and obligations of the Grantor of any kind, character or description existing immediately prior to the Closing or arising out of events which occurred prior to the Closing, whether accrued, absolute, contingent or otherwise, including all liabilities and obligations (including interest and penalties) in respect of the payment of federal state, local or other taxes, and the Grantee hereby agrees to indemnify and hold harmless the Grantor and its successors and assigns and the stockholders, directors and officers of the Grantor and their successors and assigns from and against any and all claims, costs, expenses or liabilities arising after the Closing in respect of any and all of the liabilities and obligations assumed by the Grantee hereby. Notwithstanding the foregoing, nothing herein contained shall be considered to prejudice the right of the Grantee to contest any claim with respect to any liability or obligation assumed by the Grantee hereby, and the Grantee shall have any rights which the Grantor may have or have had to defend or contest any such claim.

     V. This Agreement of Assignment and Assumption is executed pursuant to the Reorganization Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Assignment and Assumption to be executed in their respective names by their respective duly authorized officers and their respective seals to be hereunto affixed, the day and year first above written.

AMWAY MUTUAL FUND, INC.                      AMWAY MUTUAL FUND TRUST



By                                           By
  -----------------------------                ---------------------------------
     Allan D. Engel                               James J. Rosloniec
     Vice President                               President





[SEAL]                                       [SEAL]

ATTEST;                                      ATTEST;


-------------------------------              -----------------------------------